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                                                                   EXHIBIT 10.16
                                                                   -------------

                                AIRCRAFT LEASE


          THIS AIRCRAFT LEASE is made and entered into as of the 19th day of February, 1998, by and between SD Holdings, Inc. a Georgia corporation ("LESSOR"), and Innotrac Corporation, a Georgia corporation ("LESSEE").


                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, Lessor owns that certain Piper aircraft, aircraft serial number 4608030, registration number N213JP, together with one (1) engine, model number TSIO S50 C, and all propellers, radar, equipment, electronics equipment and attachments (collectively, the "AIRCRAFT"); and

          WHEREAS, Lessee desires to lease the Aircraft from Lessor for proper business use by Lessee and its affiliates, and Lessor is willing to lease from the Aircraft from Lessor subject to the terms and conditions contained herein;

          NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, the parties hereto agree as follows:

          1.  TERM:  The initial term of this Lease shall commence on the date
              ----
the Aircraft is delivered to Lessee and will continue thereafter for a period of three (3) years until February 19, 2001, unless earlier terminated as hereinafter provided, and shall continue for successive one (1) year periods under the terms and conditions provided herein, unless written notice to the contrary is given by either party hereto to the other party at least thirty (30) days prior to the expiration of any such one-year period, unless sooner terminated as hereinafter provided.

          2.  RENT: The annual rent payable hereunder by Lessee to Lessor shall
              ----
be $72,000.00, payable in equal monthly installments of $6,000.00 on or before the first day of each calendar month during the term of this Lease. The monthly rental payments shall be paid to Lessor at Lessor's address, as provided in
SECTION 15 below, or at such other address as Lessor may designate in writing to Lessee from time to time.

          3.  RECORDS AND HOME AIRPORT:  Lessee shall maintain accurate aircraft
              ------------------------
and engine log books and such other records, logs and books as the Federal Aviation Administration ("FAA") may from time to time require, showing the full flight time of the Aircraft and shall keep such logs in the Aircraft and available for inspection by Lessor or its representatives at all reasonable times. During the term hereof, the Aircraft shall be permanently
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based at Peachtree-DeKalb Airport (the "HOME AIRPORT"), the cost of which shall be paid by Lessee.

          4.   MAINTENANCE AND RETURN:  (a)  Except as set forth in SECTION 4(B)
               ----------------------
below, Lessee shall at all times at Lessee's expense keep the Aircraft in a fully operative condition and completely airworthy in accordance with the manufacturer's standards, as announced from time to time, and requirements of the FAA or any other governmental or similar body having jurisdiction over the ownership, maintenance or operation of the Aircraft. Lessee shall permit the performance of all maintenance and repair work thereon only by or under the supervision of properly qualified and rated personnel and in compliance with FAA and other applicable governmental requirements. Any replacements or substitutions of parts or improvements to the Aircraft made by Lessee or Lessor shall become and remain the property of Lessor. Upon the expiration of the term hereof, Lessee shall return the Aircraft to Lessor at such reasonable place as may be designated by Lessor in the same condition as it was when received by Lessee, normal wear and tear excepted. Lessor shall have no obligation, but shall have the right, to perform any maintenance or repair work required by reason of Lessee's failure to perform such work, and all costs and expenses incurred by Lessor in connection therewith shall be immediately payable by Lessee to Lessor upon demand by Lessor.

               (b) Lessor shall be responsible for the scheduled maintenance, as determined in accordance with applicable FAA requirements, of the engines and props and shall cause all such portions of the Aircraft to be maintained, rebuilt, repaired and/or replaced, in accordance with applicable requirements of the FAA.

          5.   WARRANTY: Lessee hereby acknowledges receipt of the Aircraft and
               --------
represents that the Aircraft has been examined and tested by Lessee. Lessor hereby assigns to Lessee all applicable manufacturer's and mechanics warranties with respect to the Aircraft to the extent that the same shall be assignable. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, AND EXPRESSLY EXCLUDES, AND LESSEE ACKNOWLEDGES THE EXCLUSION OF, ANY AND ALL WARRANTIES OR REPRESENTATIONS, WHETHER OF MERCHANTABILITY, FITNESS FOR USE OR OTHERWISE.

          6.   INSURANCE: (a) Lessee, at its sole cost and expense, shall
               ---------
procure and maintain in effect during the term hereof a satisfactory policy or policies of insurance with insurers satisfactory to Lessor providing full hull coverage of the Aircraft for the benefit of Lessor including all risk and foreign object damage, both in flight and not in flight, whether in possession of Lessee or Lessor, in an amount equal to at least the replacement value of the Aircraft, but in no event less than $375,000. The proceeds of such coverage shall be payable to Lessor.

          (b) Lessee, at its sole cost and expense, shall procure and maintain in effect during the term hereof a satisfactory policy or policies of insurance with insurers satisfactory to

                                       2
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Lessor providing passenger liability, public liability, and property damage liability in a single amount not less than $1,000,000, insuring Lessor and Lessee against claims for death or for injury to persons or loss of or damage to property in connection with the possession, use or operation of the Aircraft. The proceeds of such coverage shall be payable to Lessor and Lessee as their interests shall appear.

          (c) Lessee shall deliver to Lessor a copy or copies of the policy or policies by which the foregoing coverage shall have been procured or a certificate of the carrier or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under
                                 --------  -------
no duty either to ascertain the existence of, or to examine, such insurance, or to advise Lessee in the event such insurance shall not comply with the requirements hereof. Lessor shall have the right to approve the policy or policies effecting such insurance, but shall have no duty to do so. In the event of failure on the part of Lessee to provide insurance as aforesaid, Lessor may, at its option, procure such insurance and the cost thereof shall be payable to Lessor by Lessee upon demand.

          (d) The policy or policies effecting the coverage required by this
SECTION 6 shall expressly provide that the interests of Lessor thereunder shall not be affected by any breach by Lessee of any policy provision, and that such policy or policies shall be cancelable only upon at least thirty (30) days' prior written notice to Lessor. Every such policy shall contain a mortgagee endorsement in usual form in favor of any party having a security interest in the Aircraft.

          7.  LOSS OR DAMAGE TO OR TAKING OF AIRCRAFT:  Lessee shall bear all
              ---------------------------------------
risks of loss or damage to the Aircraft and of the taking, confiscation or requisition (of use or title) thereof by any governmental authority during the term hereof, provided, however, that if loss or damage is caused by the gross
             --------  -------
negligence of Lessor while Lessor is in possession of the Aircraft under SECTION 9 herein, then Lessor shall bear such loss or damage. In the event of loss or damage to the Aircraft while not in Lessor's possession, or the taking of the Aircraft, Lessee shall immediately report such loss or damage or taking to Lessor, to the carrier or carriers of all insurance thereon, and, as required by law, to governmental agencies, and shall furnish such information, execute such documents and do any and all other acts and things necessary to facilitate the collection of the proceeds of any insurance policy or policies thereon, or awards for such taking. In the event of such loss, damage or taking, the rights, liabilities and obligations of the parties hereto shall be as follows:

          (a) In the event that the Aircraft is lost or taken or is damaged beyond repair and the proceeds of any applicable insurance policy or policies payable as a result thereof, or awards for such taking, shall be less than $100,000, then Lessee shall pay to Lessor an additional sum equal to the remainder after subtracting the amount of such proceeds or awards so payable from $100,000. Upon the receipt by Lessor of all monies due under this subsection (a) in the event of such loss, damage or taking, this Lease shall terminate.

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          (b) In the event that the Aircraft is partially damaged, then this
Lease shall remain in full force and effect, and Lessee shall, at its cost and expense, and in a timely manner, fully repair and restore the Aircraft to its condition prior to the occurrence of such damage, and this Lease shall thereupon continue in full force and effect. Such repair and restoration shall be effected only in accordance with plans and specifications approved in advance in writing by Lessor. Upon the completion of such repair and restoration, Lessor shall reimburse Lessee for the costs thereof to the extent of any proceeds of insurance received by Lessor and covering such damage, such reimbursement to be contingent upon the execution by Lessee of all documents and the doing by Lessee of any and all other acts and things required for the recovering of such insurance proceeds.

          8.  USAGE, FEES AND LIENS: Lessee shall use the Aircraft solely for
              ---------------------
its own use or the use of its Affiliates (as defined below) in the ordinary course of business; provided, that Lessee may allow Scott Dorfman to make
                    --------
personal use of the Aircraft. Lessee shall not, without prior written consent of Lessor, (i) sublease the Aircraft, (ii) enter into "time sharing agreements" or "interchange agreements" (as respectively defined in Sections 91.501(c)(1) and (2) of the FAA Regulations, 14 C.F.R. (S) 91.501(c)(1) and (2)), (iii) use the Aircraft for the purpose of "commuter" or "on-demand" operations (as respectively defined in Sections 119.3 of the FAA Regulations, 14 C.F.R. (S) 119.3), nor (iv) use the Aircraft to provide transportation of cargo and/or passengers for compensation or hire. Lessee shall not use the Aircraft in any manner which shall violate any provision of any policy of insurance thereon, or any law or regulation of any governmental authority, including but not limited to, the FAA, and any fine, penalty or forfeiture, whether resulting from any such violation or otherwise, shall be the sole responsibility of Lessee. Lessee shall pay when due all license fees and other fees and assessments necessary for the securing of all licenses, certificates of title and other permits required for the operation of the Aircraft. Lessee shall have no right to consent to any lien or liens on the Aircraft. Any liens (other than liens expressly permitted hereby or liens incurred by Lessor) shall be discharged at the sole cost and expense of Lessee, who shall indemnify and save Lessor harmless against any such lien or liens. "AFFILIATES" shall mean Scott Dorfman and any natural person or entity directly or indirectly controlling Lessor, or controlled by or under common control with Lessor, whether through ownership of voting securities, by contract, or otherwise.

          9.  DEFAULT:  Time is of the essence of this Lease.  Default in the
              -------
payment of any rent hereunder or default in the making of any other payment or in the performance of any other obligation or covenant of Lessee under this Lease; the making of a general assignment for the benefit of creditors by Lessee; the suspension of business or the commission by Lessee of any act amounting to a business failure; any change in, or termination of, Lessee's corporate existence (except a merger, consolidation or reorganization in which the obligations of Lessee are assumed by the surviving corporation); the filing of a lien against Lessee, any of Lessee's property, or Lessee's interest in the Aircraft; or the institution of bankruptcy, reorganization, liquidation, receivership or similar proceedings by or against Lessee and, if instituted against Lessee, its consent thereto or the failure to cause such proceedings to be discharged or stayed

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within thirty (30) days thereafter, shall constitute an event of default hereunder and shall give rise to the rights on the part of Lessor described in
SECTION 10 hereof.

          10.  RIGHTS OF LESSOR UPON DEFAULT OF LESSEE:  Upon the occurrence of
               ---------------------------------------
any of the events of default described in SECTION 9 hereof Lessor may, in its discretion, do any one or more of the following:

          (a) Terminate this Lease upon ten (10) days' written notice to Lessee.

          (b) Whether or not the term of this Lease is terminated, take immediate possession of the Aircraft, wherever situated, and for such purpose enter upon any premises without liability for so doing. Lessor shall hold the Aircraft so repossessed free and clear of this Lease and of any of the rights of Lessee hereunder.

          (c) Whether or not action has been taken under subsection (a) or (b) next above, sell, dispose of, hold, use or lease the Aircraft as Lessor, in its sole discretion, may decide, without any duty to account to Lessee with respect to such action or any proceeds thereof.

After default, Lessee shall be liable for, and Lessor may recover from Lessee,
(i) all unpaid rent to the date of such delivery or repossession, (ii) all other sums payable by Lessee pursuant to the provisions of this Lease, (iii) all other losses and damages sustained by Lessor by reason of such default, and (iv) all costs and expenses incurred by Lessor by reason of such default.

          11.  PREVENTION OF DEFAULT:  Any provision of this Lease to the
               ---------------------
contrary notwithstanding, Lessor shall exercise no right upon default by Lessee of other than a monetary default until ten (10) days after the giving of notice by Lessor to Lessee of such default and the failure of Lessee to cure such default prior to the expiration of such 10-day period.

          12.  INDEMNITY:  Lessee shall indemnify and hold Lessor harmless from
               ---------
and against any and all claims, demands, liabilities, losses, damages or injuries of whatever kind and nature (including attorneys' fees), however caused, resulting directly or indirectly from or pertaining to Lessee's possession, use, operation, maintenance or condition of the Aircraft. The foregoing indemnity shall not be affected by any termination of this Lease.

          13.  TAXES:  Lessee agrees to pay, and to indemnify and hold Lessor
               -----
harmless from, all license and registration fees and all taxes, including without limitation, income, withholding, franchise, sales, use, ad valorem, value added, personal property, stamp or other taxes, levies, imposts, duties, charges or withholdings of any nature (together with any penalties, fines or interest thereon) imposed against any such party or the Aircraft by any federal, state or local government or taxing authority in the United States or by any foreign government or any subdivision thereof upon or with respect to the Aircraft (excluding, however, federal, state and local taxes on, or measured by, the net income of Lessor) unless, and to the extent only, that any such tax, levy, impost, duty, charge or withholding is being contested by Lessee in good

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faith and by appropriate proceedings so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Aircraft or any interest therein. In case any report or return is required to be made with respect to any obligation under this SECTION 13, Lessee will either (after notice to Lessor) make such report or return in such manner as will show the ownership of the Aircraft in Lessor and send a copy of such report or return to Lessor or will notify Lessor of such requirement and make such report or return in such manner as shall be satisfactory to Lessor. All amounts payable to Lessor by Lessee pursuant to this SECTION 13 shall be payable on written demand by Lessor. All of the indemnities contained in this SECTION 13 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease and are expressly made for the benefit of, and shall be enforceable by, Lessor, its successors and assigns.

          14.  MISCELLANEOUS:
               -------------

          (a)  Inspection.  Lessor shall have the right to inspect the Aircraft
               ----------
at any time upon 24 hours prior notice.

          (b)  Late Payments. Lessee shall pay to Lessor interest at the rate of
               -------------
fifteen percent (15%) per annum, or the maximum amount permitted by applicable law, whichever is lesser, on all sums not paid by Lessee to Lessor when due and owing under any provision of this Lease from the date of delinquency until paid.

          (c)  Rights and Remedies.  Lessor's rights and remedies in respect of
               -------------------
any of the terms and conditions of this Lease shall be cumulative and not exclusive, and shall be in addition to all other rights and remedies in its favor.

          (d)  Non-waiver.  No party hereto shall, by act, delay, omission or
               ----------
otherwise, be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party. A waiver by either party of any of its rights or remedies hereunder shall not be construed as a waiver of any succeeding breach or default in the same or any other term or condition hereof.

          (e)  Modifications In Writing.  Any change or modification to this
               ------------------------
Lease must be in writing and must be executed by the party against whom such amendment is sought to be enforced.

          (f)  Entire Agreement.  This Lease supersedes all prior agreements,
               ----------------
oral or written, and all other communications regarding the subject matter hereof.

          (g)  Headings.  The headings used herein are for reference and
               --------
convenience only and shall not enter into the interpretation hereof.

          (h)  Governing Law. The validity, construction and performance of this
               -------------
Lease shall be governed by the laws of the State of Georgia, exclusive of choice of law provisions.

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          (i)  Severability.  If any provision of this Lease is held by a court
               ------------
of competent jurisdiction to be unenforceable, the remaining provisions of this Lease will remain in full force and effect.

          (j)  Survival.  All amounts due hereunder, together with SECTIONS 5,
               --------
10, 11 AND 13 shall survive the expiration or termination of this Lease for any reason.

          (k)  Accession.  All equipment, engines, radios, accessories,
               ---------
instruments and parts now or hereafter used in connection with the Aircraft shall become part of the Aircraft by accession.

          15.  NOTICE:  If, under this Lease, one party is required to give
               ------
notice to the other, such notice shall be deemed given if sent by certified or registered mail, national overnight courier, or telecopy, provided it is properly addressed or directed, to the intended recipient at recipient's address or telecopy number set forth below:

TO LESSOR:  Scott Dorfman               TO LESSEE:  Innotrac Corporation
            c/o Innotrac Corporation                1828 Meca Way
            1828 Meca Way                           Norcross, Georgia  30093
            Norcross, Georgia 30093                 Attn:Chief Financial Officer

telecopy:   (770) 717-2111              telecopy:   (770) 717-2111

Any such notice or communication will be deemed to have been duly given immediately if given or made in person or by telecopy (confirmed by the recipient), or one day after delivery by national courier, or three days after mailing (if given or made by mail), and in proving same it will be sufficient to show that the envelope containing the same was delivered to the delivery or postal service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. Any party entitled to notice may change the address or telecopy number to which notices or other communications to such party will be delivered, mailed or transmitted by giving notice thereof to the parties hereto in the manner provided in this section.

          16.  COMPLIANCE WITH FAA REGULATIONS SECTION 91.25:  Lessee covenants
               ---------------------------------------------
that, in compliance with Section 91.25 of the FAA Regulations (14 C.F.R. (S) 91.25), Lessee shall:

          (a)    mail a copy of this Lease to:

                 Aircraft Registration Branch
                 P.O. Box 25724
                 Oklahoma City, OK 73125
within 24 hours of the execution of this Lease; and

          (b) carry a copy of the Lease in the Aircraft, and the copy shall be available to the Federal Aviation Administrator or any person to whom he has delegated his authority in the matter concerned; and

          (c) at least 48 hours prior to the first flight of the Aircraft under this Lease, notify (by telephone or in person) the FAA Flight Standards Office nearest the airport where such flight will originate to inform the FAA of (i) the location of the airport of departure, (ii) the departure time, and (iii) the registration number of the Aircraft.

          17.  TRUTH IN LEASING STATEMENT:  In compliance with Section 91.54 of
               --------------------------
the FAA Regulations (14 C.F.R. (S) 91.54) the parties hereby acknowledge and agree as follows:

          (a) THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER CHAPTER I OF THE FEDERAL AVIATION ADMINISTRATION'S REGULATIONS (14 C.F.R. (S) 1.1 ET SEQ.) WITHIN THE 12-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THE EXECUTION OF THIS LEASE. LESSEE CERTIFIES THAT OPERATIONS OF THE AIRCRAFT UNDER THIS LEASE WILL COMPLY WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION ADMINISTRATION'S REGULATIONS.

          (b) LESSEE SHALL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE AND ANY EXTENSION HEREOF EXCEPT AS PROVIDED IN SECTION 9 HEREOF FOR USE OF THE AIRCRAFT BY LESSOR. LESSEE CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

          SIGNATURE: /s/ John H. Nichols, III

          NAME: Innotrac Corporation

          ADDRESS: 1828 Meca Way, Norcross, Georgia  30093

          LESSOR CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

          SIGNATURE: /s/ Scott Dorfman

          NAME: SD Holdings, Inc.

          ADDRESS: c/o 1828 Meca Way, Norcross, Georgia  30093

          (c) AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

          18.  TERMINATION OF PRIOR LEASE:  That certain Airplane Lease
               --------------------------
Agreement, effective March 1, 1996, by and between Innotrac Corporation and Scott Dorfman, is hereby terminated in its entirety and shall be of no further force and effect from and after the date hereto.


                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above written.


                                             SD HOLDINGS, INC.



                                             By: /s/ Scott Dorfman
                                                 -------------------------------
                                                 Scott Dorfman, President



                                             INNOTRAC CORPORATION



                                             By: /s/ John H. Nichols, III
                                                 -------------------------------
                                                 John H. Nichols, III
                                                 Chief Financial Officer